HYBRID FINANCIAL

April 13, 2021

PRIVATE AND CONFIDENTIAL

PHYTO EXTRACTIONS INC.
5451 - 275 Street
Langley, BC V4W 3X8

Attention: J. Scott Munro, CEO

Re: Marketing Agreement

Dear Scott,

Hybrid Financial Ltd. ("**Hybrid**") is pleased to provide marketing services to **Phyto Extractions Inc.** (the "**Company**") as more fully set out in this letter agreement (the "**Agreement**"). The purpose of this Agreement is to set forth the terms and conditions pursuant to which the Company will engage Hybrid to provide such services.

1. Services

Hybrid's services to the Company will commence on May 3, 2021 and will include assisting in all aspects of a marketing campaign for the Company, including, but not be limited to:

- Minimum 1,000 live phone calls/month to qualified North American Investment Professionals.
  - Investment professionals selected from Hybrid's CRM database.
- Email Communication:
  - All emails are tracked to maximize real-time engagement.
  - All emails are approved by you to ensure the integrity of your brand.
- Weekly & monthly reporting:
  - Weekly updates with full list of contacts who are engaged in your stock/story.
  - Detailed monthly report including: summary of calls made and emails sent, stock volume & price charts, stock volume by brokerage firm, geographical breakdown of leads and pipeline contact information.

The description of Hybrid's services under this Agreement may be modified or supplemented in the schedules to this Agreement.

In providing its services under this Agreement, Hybrid agrees to comply with all applicable securities laws. For certainty, the Company acknowledges that Hybrid shall be the sole owner of any and all databases developed by it over the course of its retainer, regardless of whether its engagement is terminated hereunder.

During the course of providing its services hereunder, Hybrid may utilize one or more alias contacts and may access third party databases in order to increase the efficiency of its outreach in accordance with past practice. The Company consents to such practice. The Company agrees

that in the course of this mandate, Hybrid shall use the email address given by the Company and the Company consents to such use.

2. Information

The Company will make available or cause to be made available to Hybrid and its counsel and advisors on a timely basis, all information pertaining to the Company. The Company also agrees to provide Hybrid with timely access to appropriate personnel of the Company.

Hybrid shall be entitled to rely upon such information and all other information that is filed by the Company with applicable regulators or other similar authorities, and Hybrid shall be under no obligation to verify independently any such information so provided to or otherwise obtained by Hybrid. Hybrid shall also be under no obligation to determine whether there have been or to investigate any changes in any of such information occurring after the date of the same where provided or obtained.

Upon Hybrid being provided updated and/or corrected information by the Company, Hybrid undertakes to promptly stop using the previously provided or gathered information and undertakes to use only such updated and/or corrected information. By providing Hybrid with its contact list, the Company gives Hybrid permission to use this information for outbound communication initiatives.

If the Company chooses to Press Release its engagement with Hybrid, the Company shall obtain written approval from Hybrid on the written content of the release prior to distribution.

3. Term of Engagement

Hybrid will provide services to the Company as provided in this Agreement from the start date for an initial period of six (6) months (the "**Initial Period**"). The Company may terminate this Agreement during the Initial Period only if Hybrid has committed certain events of bankruptcy or insolvency, hast lost any registration, licence or other authorization required to perform its services thereunder or is in material breach or default of provisions hereof.

Upon expiration of the Initial Period the Agreement shall be automatically renewed for successive three (3) month periods thereafter (each a "**Renewal Term**") until written notice of termination is provided to Hybrid by the Company at least thirty (30) days prior to the end of the Initial Term or the Renewal Term.

4. Indemnification

In connection with this engagement, the Company agrees to provide Hybrid with the indemnity set out in Schedule A attached hereto, which schedule forms part of this Agreement and the consideration for which is the entering into of this Agreement and the provision of services hereunder. This Agreement and the indemnity provisions contained in Schedule A shall enure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties, and the obligations and liabilities assumed in the Agreement including the indemnity set out in Schedule A shall be binding upon their respective successors and assigns. The indemnity shall apply to all services contemplated herein.

5. Compensation

In connection with this engagement, the Company agrees to provide Hybrid with the compensation set out in Schedule B attached hereto, which schedule forms part of this Agreement and the consideration for which is the entering into of this Agreement and the provision of services hereunder.

Following the Initial Term, the Company agrees to provide Hybrid with the compensation set out at Schedule C attached hereto, which Schedule forms part of this Agreement and the consideration for which is the entering into of this Agreement and providing the services hereunder.

Hybrid reserves the right to discontinue or suspend delivering services at any time in its discretion, including if payment is outstanding. Hybrid further reserves the right to claim interest, compensation and reasonable costs for recovery of outstanding accounts.

6. Other Matters

This Agreement incorporates the entire agreement between parties, and no waiver, amendment or other modification of this Agreement will be effective unless in writing and signed by both the Company and Hybrid. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario. All financial references in this Agreement are to Canadian dollars unless otherwise indicated. If any provision hereof shall be determined to be invalid or unenforceable in any respect such determination shall not affect such provision in any other respect or any other provision hereof. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. It is understood that this Agreement supersedes any previous verbal or written Agreement between Hybrid and the Company with respect to the subject matter hereof.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

7. Acceptance

Please confirm that the foregoing is in accordance with the Company's understanding by signing and returning the attached duplicate copy of this Agreement, which shall thereupon constitute a binding Agreement between Hybrid Financial Ltd. and Phyto Extractions Inc.

Yours very truly,

/s/ Steven Marshall

Steven Marshall
President and CEO
Hybrid Financial Ltd.

The foregoing is in accordance with our understanding and is accepted and agreed by us as of the date first written above.

PHYTO EXTRACTIONS INC.

By */s/ J. Scott Munro*
J. Scott Munro, CEO
I have the authority to bind the corporation and certify that I have not made any changes to this contract.

SCHEDULE "A"
INDEMNITY

In consideration for Hybrid accepting the engagement (the "**Engagement**") pursuant to the engagement letter (the "**Agreement**") to which this Schedule A is attached, the Company agrees to indemnify and save harmless Hybrid, directors, officers, employees, and shareholders (collectively, the "**Indemnified Parties**" and individually, and "**Indemnified Party**") from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suit, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "**Claims**") to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the Engagement whether performed before or after the Company's execution of the Agreement and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonable incurred by such Indemnified Party in connection with any Claim.

The Company also agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on the Company's behalf or in right for or in connection with the Engagement, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted from the gross negligence, fraud or wilful misconduct of such Indemnified Party.

In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party was grossly negligent, fraudulent or guilty of wilful misconduct in connection with a Claim in respect of which the Company has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party shall reimburse such funds to the Company and thereafter this indemnity shall not apply to such Indemnified Party in respect of such Claim. The Company agrees to waive any right the Company might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

In case any action, suit, proceeding or claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof of behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences.

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim or investigation shall be made without the Company's written consent

and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld. Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

a) employment of such counsel has been authorized in writing by the Company;
b) the Company has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;
c) the named parties to any such claim include both the Company and the Indemnified Party and the Indemnified Party shall have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Company and the Indemnified Party; or
d) there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Company;

In which case such fees and expenses of such counsel to the Indemnified Party will be for the Company's account. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights an Indemnified Party may have at common law or otherwise.

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company's Shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties hereunder.

SCHEDULE "B"
COMPENSATION

In consideration for the performance of the services by Hybrid pursuant to the letter agreement to which this Schedule B is attached (the "**Agreement**"), the Company hereby agrees to compensate Hybrid as follows:

1. A monthly fee of $22,500.00 CAD, plus applicable tax, during the Initial Term for the services described in the Agreement, inclusive of all costs and charges incurred by Hybrid in connection with performing the services, including without limitation the following:
   - Customized database
   - Email Tracking
   - 1,000 calls per month to North American Investment Professionals
   - Provide a detailed monthly Report

When the Company announces its next financing, Hybrid shall issue an invoice for $135,000.00 CAD, plus applicable tax for the initial six (6) months of service, payable within ten (10) days of receipt.

If the Company does not complete a financing during the Initial Period, Hybrid shall issue an invoice upon completion of the Initial Period for $135,000.00 CAD, plus applicable taxes, due within ten (10) days of receipt.

2. When the Company announces its next financing, Hybrid shall issue an invoice for its Performance Bonus, plus applicable tax, which shall be payable by the Company in cash upon the closing of such financing. The Performance Bonus shall be calculated as follows in accordance with the following formula and illustrative example:

   PB = (percentage increase of the OP from the BP) x BF

   PB = Performance Bonus
   OP = Offering Price ($0.30)
   BP = Base Price ($0.20)
   BF = Base Fee ($135,000)

   Example (using the above figures):
   50% of $135,000=$67,500

The Base Price for this agreement is **$1.19 CAD** and the Base Fee is **$135,000.00 CAD**.

When the Company announces its next financing, Hybrid shall issue an invoice for the Performance Bonus, plus applicable tax, payable within ten (10) days of receipt. If the Offering is done at a price equal or less than the Base Price, no Performance Bonus will be charged.

Hybrid reserves the right to discontinue or suspend delivering services under the Agreement at any time in its discretion, including if payment is outstanding. Hybrid further reserves the right to claim interest, compensation and reasonable costs for recovery of outstanding accounts.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SCHEDULE "C"
CONTRACT EXTENSION

In consideration for the performance of the services by Hybrid pursuant to the letter agreement to which this Schedule C is attached (the "**Agreement**"), the Company hereby agrees to compensate Hybrid as follows:

1. A monthly fee in advance of $15,000.00 CAD, plus applicable tax for the Services:
    - Customized database
    - Email Tracking
    - 1,000 calls per month to North American Investment Professionals
    - Provide a detailed monthly Report

   Hybrid shall issue monthly invoices, in advance, in respect of the Services to be performed. In each instance, invoices are payable within ten (10) days of receipt.

   Hybrid reserves the right to discontinue or suspend delivering services under the Agreement at any time in its discretion, including if payment is outstanding. Hybrid further reserves the right to claim interest, compensation and reasonable costs for recovery of outstanding accounts.